     As filed with the Securities and Exchange Commission on July 3, 2001.
                                                           File No. 333-________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               _________________

                                 CERTEGY INC.
            (Exact Name of Registrant as Specified in its Charter)


                Georgia                                   58-2606325
      (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)


                         555 North Point Centre, East
                                   Suite 300
                          Alpharetta, Georgia  30022
           (Address, Including Zip Code, of Registrant's Principal
                              Executive Offices)

                               ________________

                           CERTEGY INC. 401(k) PLAN
                           (Full Title of the Plan)

                               _________________

                            Bruce S. Richards, Esq.
            Corporate Vice President, General Counsel and Secretary
                         555 North Point Centre, East
                                   Suite 300
                          Alpharetta, Georgia  30022
                                (678) 867-8000
                     (Name, Address, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:

                           Larry D. Ledbetter, Esq.
                            Kilpatrick Stockton LLP
                    1100 Peachtree Street, N.E., Suite 2800
                            Atlanta, Georgia 30309
                                (404) 815-6500

                               _________________

                        Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum       Proposed Maximum
    Title of Securities              Amount to             Offering Price            Aggregate               Amount of
     to be Registered             be Registered/(1)/        Per Share/(2)/        Offering Price/(2)/     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par          1,500,000                  $26.33               $39,495,000              $9,873.75
 value and related Common
   Stock Purchase Rights/(3)/
-----------------------------------------------------------------------------------------------------------------------------

(1) Represents an estimate of the maximum number of shares that may be acquired under the Certegy Inc. 401(k) Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statements also relates to such indeterminate number of (i) additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan, and (ii) interests to be offered or sold pursuant to the Plan described herein.

(2) Estimated solely for the purpose calculating the registration fee in accordance with Rule 457(h) of the Securities Act, based on the average of the high and low prices in the "when issued" market for the Registrant's Common Stock on the New York Stock Exchange on June 26, 2001.

(3) No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

================================================================================

PART I.        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information concerning the Certegy Inc. 401(k) Plan (the "Plan") required by Item 1 of Part I of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by Certegy Inc. (the "Company") with the SEC and are incorporated herein by reference (File No. 001-16427):

         (1) The Company's Registration Statement on Form 10 declared effective by the SEC on June 12, 2001 and all amendments thereto.

         All documents, filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.        DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Registrant's Amended and Restated Articles of Incorporation (the "Restated Articles") exonerate the Registrant's directors from monetary liability to the extent permitted by this statutory provision.

       The Registrant's Amended and Restated Bylaws (the "Bylaws") also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, whether formal or informal, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against judgments, amounts paid in settlement, penalties, fines, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses, including counsel fees, incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful). In addition, the Bylaws provide that the Registrant shall advance to its directors or officers reasonable expenses of any such proceeding.

       Notwithstanding any provisions of the Registrant's Amended Restated Articles and Bylaws to the contrary, the Georgia Business Corporation Code provides that the Registrant shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is adjudged liable to the Registrant or is subjected to injunctive relief in favor of the Registrant:
(1) for any appropriation, in violation of his duties, of any business opportunity of the Registrant; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful corporate distributions; or (4) for any transaction from which the director or officer received an improper personal benefit.

       The Registrant intends to carry insurance on behalf of directors and officers that may cover, among other things, any liabilities that may accrue under the statutory provisions referred to above.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.

ITEM 8.   EXHIBITS

     The following exhibits are filed with this Registration Statement:

Exhibit Number                         Description
--------------                         -----------
4.1                                    Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 10, as amended, declared effective by the SEC on June 12, 2001, File No. 001-16427).

4.2                                    Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 10, as amended, declared effective by the SEC on June 12, 2001, File No. 001-16427).

4.3                                    Rights Agreement between the registrant and SunTrust Bank, as rights agent (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form 10, as amended, declared effective by the SEC on June 12, 2001, File No. 001-16427).

23.1                                   Consent of Arthur Andersen LLP.

24                                     Power of Attorney is included on signature page.

99.1                                   Form of Certegy Inc. 401(k) Plan.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a) (3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to submit, or cause to be submitted, the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 28, 2001.

                              CERTEGY INC.

                              By:  /s/ Lee A. Kennedy
                                   --------------------------------------
                                    Lee A. Kennedy
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Bruce S. Richards and Michael T. Vollkommer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the registration of shares of common stock offered in connection with the Certegy Inc. 401(k) Plan and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                            Title                                      Date:
---------                                            -----                                      -----
/s/ Lee A. Kennedy                         President, Chief Executive Officer & Director        June 28, 2001
---------------------------------          (Principal Executive Officer)
Lee A. Kennedy

/s/ Michael T. Vollkommer                  Vice President & Treasurer (Principal Financial      June 28, 2001
---------------------------------          and Accounting Officer)
Michael T. Vollkommer

                                           Director
---------------------------------
Thomas F. Chapman

/s/ Kent E. Mast                           Director                                             June 28, 2001
---------------------------------
Kent E. Mast

     THE PLAN. Pursuant to the requirements of the Securities Act, the trustees (or other person who administer the employment benefit plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 29, 2001.

                              CERTEGY INC. 401(K) PLAN

                              By: /s/ Richard D. Gapen
                                 -----------------------------
                                  Richard D. Gapen
                                  Plan Administrator

                                 EXHIBIT INDEX


Exhibit Number                Description
--------------                -----------

4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 10, as amended, declared effective by the SEC on June 12, 2001, File No. 001-16427).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 10, as amended, declared effective by the SEC on June 12, 2001, File No. 001-16427).

4.3 Rights Agreement between the registrant and SunTrust Bank, as rights agent (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form 10, as amended, declared effective by the SEC on June 12, 2001, File No. 001-16427).

23.1                          Consent of Arthur Andersen LLP.

24                            Power of Attorney is included on signature page.

99.1                          Certegy Inc. 401(k) Plan.